Exhibit 99.1

TUCOWS REPORTS CONTINUED STRONG FINANCIAL PERFORMANCE FOR THIRD QUARTER FISCAL 2003

— Company reports eighth consecutive quarter of positive cash flow from operations and fifth consecutive quarter of profitability —

TORONTO, CANADA, November 11, 2003 —

Summary Financial Results
Tucows Inc.
(Numbers in Thousands, Except Per Share Data)

	Three months ended September 30, 2003	Three months ended September 30, 2002		Nine months ended September 30, 2003	Nine months ended September 30, 2002
Net Revenue	$9,316	$8,879	*	$27,480	$28,286	**
Income (Loss) from Operations	13	(150)		543	(1,202)
Net Income	179	596		1,638	481
Net Income/Share	0.00	0.01		0.03	0.01
Cash Flow from Operations	576	1,190		2,086	3,028

*Includes $389,000 in revenue from services that were disposed of during fiscal 2002.

**Includes $2.9 million in revenue from services that were disposed of during fiscal 2002.

Tucows Inc. (OTCBB: TCOW), a leading provider of outsourced Internet services to ISPs and web hosting companies worldwide, today reported its results for the third quarter of fiscal 2003 ended September 30, 2003. The quarter was highlighted by:

•      Net revenue of $9.3 million;

•      Record deferred revenue of $27.5 million;

•      Positive cash flow from operations of $576,000; and,

•      Net income of $179,000.

For the third quarter of 2003, net revenue increased 4.9% to $9.3 million from $8.9 million for the third quarter of fiscal 2002. Excluding $389,000 in revenue from services that were disposed of during the third quarter last year, net revenue increased 9.7% from $8.5 million.

Net income for the quarter was $179,000, or $0.00 per share, compared to $596,000, or $0.01 per share, for the third quarter of fiscal 2002. Net income for the current quarter included a loss of $308,000 resulting from the change in fair value of forward contracts and a gain of $128,000 on the disposal of the Company’s registry management services assets in March 2002.  Net income for the same quarter of last year included a loss of $530,000 resulting from the change in fair value of forward contracts and a gain on the disposal of the Electric Library subscription assets of $725,000.

Deferred revenue at September 30, 2003, was $27.5 million, an increase of 13.4% from $24.2 million at September 30, 2002, and an increase of 3.2% from $26.6 million at June 30, 2003.

Cash and restricted cash at September 30, 2003, increased to $12.1 million from $11.5 million at June 30, 2003. The increase is primarily the result of positive cash flow from operations for the current quarter of $576,000.

Domain names registered, renewed and transferred-in for the third quarter increased to approximately 785,000 from approximately 690,000 for the same quarter of last year. Total active domain names under management at the end of the third quarter increased to 3.66 million.

For the nine-month period ended September 30, 2003, net revenue was $27.5 million compared to $28.3 million for the same period last year.  Excluding $2.9 million in revenue from services that were disposed of during fiscal 2002, net revenue increased 8.3% from $25.4 million.  Income from operations for the first nine months of fiscal 2003 was $543,000 compared to a loss from operations of $1.2 million for the corresponding period last year.  Net income for the nine-month period ended September 30, 2003, increased to $1.6 million, or $0.03 per share, from $481,000, or $0.01 per share, for the same period last year.

“In the third quarter, we continued our trend of strong operational performance, highlighted by year-over-year revenue growth, our eighth consecutive quarter of positive cash flow from operations and our fifth consecutive quarter of profitability,” said Elliot Noss, president and chief executive officer, Tucows Inc. “Our domain name registration business continues to generate consistent results in an extremely competitive marketplace. The leverage in our business model has allowed us to invest in new services that we believe will contribute, in the long term, to growth of both revenue and earnings. This leverage and our continued focus on maximizing productivity have combined to allow the introduction of new services while still improving income from operations on a year-to-date basis.”

Conference Call

Tucows will host a conference call on Tuesday, November 11, 2003, at 5:00 p.m. (ET) to discuss its third quarter fiscal 2003 results. To access the conference call via the Internet go to www.tucows.com, click on “About Tucows” and then on “Investor Relations.”

For those unable to join the conference call at the scheduled time, it will be archived for replay both by telephone and via the Internet beginning approximately one hour following completion of the call. To access the archived conference call by telephone, dial  1-800-408-3053 or 416-695-5800 and enter the pass code 1493067. The telephone replay will be available until Tuesday, November 18, 2003, at midnight. To access the archived conference call via the Internet, go to www.tucows.com and click on “About Tucows” and then on “Investor Relations.”

About Tucows

Tucows Inc. is a leading provider of outsourced Internet services to ISPs and web hosting companies worldwide. An ICANN-accredited registrar, Tucows provides domain name registration services for generic and country code top-level domains (TLDs), plus digital certificates and email services. Tucows also distributes software and other digital content through its integrated network of affiliates and offers more than 30,000 software titles in libraries located around the world. For more information, please visit: http://www.tucows.com.

Contact:

Joanna Becket

Investor Relations

Tucows Inc.

416-538-5442

ir@tucows.com

This news release contains, in addition to historical information, forward-looking statements that involve risks and uncertainties. These forward-looking statements include statements regarding the continued growth and success of Tucows’ business, the ability to further develop and achieve commercial success for the company’s business strategy and the deployment of the company’s resources. Such statements are based on management’s current expectations and are subject to a number of uncertainties and risks that could cause actual results to differ materially from those described in the forward-looking statements. More information about potential factors that could affect Tucows is included in the Risk Factors sections of Tucows’ filings with the Securities and Exchange Commission. All forward-looking statements included in this document are based on information available to Tucows as of the date of this document, and Tucows assumes no obligation to update such forward-looking statements.

TUCOWS is a registered trademark of Tucows Inc. or its subsidiaries. All other trademarks and service marks are the properties of their respective owners.

Tucows Inc.

Consolidated Balance Sheets

(Dollar amounts in U.S. dollars)

	September 30, 2003	December 31, 2002
	(unaudited)

Assets

Current assets:
Cash and cash equivalents	$11,824,783	$8,844,829
Restricted cash (note 1)	262,612	937,500
Accounts receivable	412,175	338,697
Prepaid expenses and deposits	1,855,956	1,951,086
Prepaid domain name registry fees, current portion	12,478,496	11,145,187
Total current assets	26,834,022	23,217,299

Prepaid domain name registry fees, long-term portion	4,839,643	3,700,340
Property and equipment	1,195,855	1,581,321
Investments	353,737	353,737

Total assets	$33,223,257	$28,852,697

Liabilities and Stockholders’ Equity (Deficiency)

Current liabilities:
Accounts payable	$1,304,822	$1,605,630
Accrued liabilities	2,006,955	2,288,412
Customer deposits	2,034,310	1,957,657
Deferred revenue, current portion	20,006,309	18,431,100
Total current liabilities	25,352,396	24,282,799

Deferred revenue, long-term portion	7,471,600	5,929,917

Stockholders’ equity (deficiency):
Preferred stock - no par value, 1,250,000 shares authorized; none issued and outstanding	—	—
Common stock - no par value, 250,000,000 shares authorized; 64,626,429 shares issued and outstanding as of September 30, 2003 and December 31, 2002	8,540,687	8,540,687
Additional paid-in capital	49,992,129	49,992,129
Deferred stock-based compensation	(61,605)	(183,297)
Deficit	(58,071,950)	(59,709,538)
Total stockholders’ equity (deficiency)	399,261	(1,360,019)

Total liabilities and stockholders’ equity (deficiency)	$33,223,257	$28,852,697

Note 1:

The Company has entered into a series of forward exchange contracts, whereby an amount of U.S.$375,000 is converted into Canadian dollars on a semi-monthly basis from June 2002 until the end of December 2003.  As margin security against these Contracts, the Company placed $1,196,000 into secured term deposits, which mature on a monthly basis in line with the Contracts.  The outstanding margin security in the amount of $262,612 is reflected as restricted cash on the balance sheet.

Tucows Inc.

Consolidated Statements of Operations

(Dollar amounts in U.S. dollars)

(unaudited)

	Three months ended September 30,		Nine months ended September 30,
	2003	2002	2003	2002

Net revenues	$9,315,760	$8,879,281	$27,479,973	$28,286,001

Cost of revenues	5,807,808	5,413,730	17,067,173	17,645,243
Gross profit	3,507,952	3,465,551	10,412,800	10,640,758

Operating expenses:
Sales and marketing (*)	922,028	926,098	2,791,251	2,831,851
Technical operations and development	1,016,404	866,061	2,867,098	2,883,770
General and administrative (*)	1,266,708	1,444,629	3,044,907	3,631,082
Depreciation of property and equipment	289,424	378,913	1,166,340	2,273,587
Amortization of intangible assets	—	—	—	222,222
Total operating expenses	3,494,564	3,615,701	9,869,596	11,842,512

Income (loss) from operations	13,388	(150,150)	543,204	(1,201,754)

Other income (expenses):
Interest income, net	37,888	21,299	94,384	60,164
Write down of investment in bigchalk.com	—	—	—	(1,013,335)
Gain on disposal of Electric Library subscription assets	—	725,237	—	725,237
Gain on disposal of Liberty Registry Management Services Inc.	128,110	—	1,000,000	1,955,443
Loss on disposal of Eklektix, Inc.	—	—	—	(44,304)
Total other income (expenses)	165,998	746,536	1,094,384	1,683,205

Income before provision for income taxes	179,386	596,386	1,637,588	481,451

Provision for income taxes	—	—	—	—
Net income for the period	$179,386	$596,386	$1,637,588	$481,451

Basic and diluted earnings per common share	$0.00	$0.01	$0.03	$0.01

Shares used in computing basic earnings per common share	64,626,429	64,626,429	64,626,429	64,626,429

Shares used in computing diluted earnings per common share	64,726,663	64,626,429	64,677,776	64,626,429

(*) Stock-based compensation has been included in operating expenses as follows:
Sales and marketing	$27,707	$27,707	$82,218	$82,218
General and administrative	$13,303	$13,302	$39,474	$39,474

Tucows Inc.

Consolidated Statements of Cash Flows

(Dollar amounts in U.S. dollars)

(unaudited)

	Three months ended September 30,		Nine months ended September 30,
	2003	2002	2003	2002

Cash provided by (used in):
Operating activities:
Net income for the period	$179,386	$596,386	1,637,588	$481,451
Items not involving cash:
Depreciation of property and equipment	289,424	378,913	1,166,340	2,273,587
Amortization of intangible assets	—	—	—	222,222
(Gain) loss on change in the fair value of forward contracts	307,758	530,381	(576,470)	400,488
Write-down of investment in bigchalk.com	—	—	—	1,013,335
Stock-based compensation	41,010	41,009	121,692	121,692
Gain on disposal of Electric Library subscription assets	—	(725,237)	—	(725,237)
Gain on disposal of Liberty Registry Management Services	(128,110)	—	(1,000,000)	(1,955,443)
Loss on write-off of Eklektix Inc.	—	—	—	44,304
Change in non-cash operating working capital:
Accounts receivable	(107,592)	(51,270)	(73,478)	271,613
Prepaid expenses and deposits	414,888	296,718	411,311	233,754
Prepaid domain name registry fees	(803,976)	(481,381)	(2,472,612)	(2,321,352)
Accounts payable	(90,237)	(192,794)	(300,808)	(371,943)
Accrued liabilities	(317,806)	387,166	(21,168)	(354,102)
Customer deposits	(65,056)	(224,762)	76,653	84,455
Deferred revenue	856,702	634,973	3,116,892	3,609,422

Cash provided by operating activities	576,391	1,190,102	2,085,940	3,028,246

Financing activities:
Repayments of obligations under capital leases	—	(65,588)	—	(111,160)

Cash used in financing activities	—	(65,588)	—	(111,160)

Investing activities:
Additions to property and equipment	(160,252)	(160,710)	(780,874)	(608,767)
(Increase)/decrease in restricted cash - being margin security against forward exchange contracts	224,888	131,250	674,888	(1,064,750)
Net proceeds on disposal of Electric Library subscription assets	—	455,649	—	455,649
Proceeds on disposal of Liberty Registry Management Services, net of cash disposed	128,110	—	1,000,000	938,889
Proceeds on disposal of Eklektix Inc., net of cash disposed	—	—	—	(30,628)

Cash provided by (used in) investing activities	192,746	426,189	894,014	(309,607)

Increase in cash and cash equivalents	769,137	1,550,703	2,979,954	2,607,479
Cash and cash equivalents, beginning of period	11,055,646	5,870,965	8,844,829	4,814,189

Cash and cash equivalents, end of period	$11,824,783	$7,421,668	11,824,783	$7,421,668

Supplemental cash flow information:
Interest paid	$39	$12,304	355	$23,932

Supplemental disclosure of non-cash investing and financing activities

Promissory note receivable on disposal of Electric Library subscription assets	$—	1,121,480	—	1,121,480